Exhibit 99.1

Company Contact:	Uma Subramaniam
Worldwide Public Relations
(408) 635-4889
uma_subramaniam@credence.com

FOR IMMEDIATE RELEASE

CREDENCE ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

MILPITAS, Calif., Nov 6, 2007—Credence (NASDAQ: CMOS) announced today that Joy Leo, the company’s chief financial officer, has decided to leave the company. Ms. Leo has agreed to remain with Credence through the filing of the company’s annual report on Form 10K for the fiscal year ended November 3, 2007. Credence has initiated an aggressive search process to find a suitable replacement candidate as soon as possible.

About Credence

Credence Systems Corporation is a leading provider of debug, characterization & ATE solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost & performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly & test (OSAT) suppliers & fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at http://www.credence.com.